SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2004

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135	95-2746131

(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2

Item 5. Other Events and Regulation FD Disclosure.

     On February 25, 2004, Tekelec, a California corporation (“Tekelec”), announced that it had entered into a definitive agreement with privately held Taqua, Inc., a Delaware corporation (“Taqua”), to acquire all of Taqua’s outstanding shares of capital stock. Tekelec reported the announcement in a Current Report on Form 8-K filed with the Commission on February 25, 2004, and a copy of its announcement was filed as Exhibit 99.1 to the Current Report. Tekelec is filing this additional Current Report on Form 8-K for the purpose of filing with the Commission the definitive Agreement and Plan of Merger and an additional agreement relating to the transaction.

     Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”) and subject to regulatory approval and other closing conditions, a new wholly owned subsidiary of Tekelec would be merged with and into Taqua. Taqua would be the surviving corporation and would become a wholly owned subsidiary of Tekelec. Tekelec would pay to the common and preferred stockholders and warrant holders of Taqua an aggregate cash amount of approximately $85,000,000 in exchange for their interests in Taqua. Tekelec would also assume any unexercised options to purchase shares of Common Stock of Taqua, and the assumed options would be converted, based on exchange ratios specified in the Merger Agreement, into options to purchase shares of Tekelec Common Stock. Approximately $8,650,000 of the merger consideration would be placed into escrow until May 1, 2005 for the satisfaction of any indemnification claims made by Tekelec under the Merger Agreement.

     The foregoing description of the acquisition transaction is qualified in its entirety by reference to the definitive Agreement and Plan of Merger and the related Indemnification Agreement which are included in this Current Report on Form 8-K as Exhibits 4.1 and 4.2 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

     The following exhibits are furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Agreement and Plan of Merger dated as of February 25, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. (schedules are omitted from this agreement, and Tekelec agrees to furnish supplementally a copy of any such schedule to the Commission upon request)

4.2	Indemnification Agreement dated as of February 25, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and certain stockholders of Taqua, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: March 4, 2004	By:	/s/ Frederick M. Lax

Frederick M. Lax
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Agreement and Plan of Merger dated as of February 25, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. (schedules are omitted from this agreement, and Tekelec agrees to furnish supplementally a copy of any such schedule to the Commission upon request)

4.2	Indemnification Agreement dated as of February 25, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and certain stockholders of Taqua, Inc.

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